FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 1, 2022 by and among CANTALOUPE, INC., a Pennsylvania corporation (the “Borrower”), the Loan Parties hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS:
A.    The Borrower, the Loan Parties thereto and the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 17, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit and make certain other financial accommodations available to the Borrower; and
B.    The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as further set forth herein, and the Administrative Agent and the Lenders have agreed to such requested amendments, subject in all cases to the terms and conditions set forth herein.
    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement (as amended hereby).
2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “EBITDA” in its entirety as follows:
“EBITDA” means, for any period, the sum of the following:
Net Income for such period, plus
without duplication and to the extent deducted in determining Net Income for such period, the sum of the following:
(i)    Interest Expense for such period,
(ii)     income tax expense for such period net of income tax refunds in such period,
(iii)    all amounts attributable to depreciation and amortization expense for such period,
(iv)    any unusual, extraordinary or non-recurring, non-cash fees, charges and expenses for such period as included in filings with the SEC,
(v)    any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period),

(vi)    any unusual, extraordinary or non-recurring fees (including system interruption costs and those associated with settlement period delays), cash charges and other cash expenses (including Acquisition-related fees and expenses and severance costs) that are paid or otherwise accounted for in such period; provided that the amount thereof added back to EBITDA pursuant to this clause (vi) shall not exceed 10% of EBITDA for such period,
(vii)    the amount of expected run-rate cost savings, operating expense reductions, restructuring charges and expenses and synergies related to Acquisitions, divestitures, Dispositions, restructurings, cost savings initiatives, operating improvements and other similar initiatives projected by the Borrower in good faith to be realized as a result of any Disposition, restructuring activity, consolidation, integration, operational change, Permitted Acquisition or any other Investment or other actions that have been taken or initiated or are expected to be taken or initiated, net of the amount of actual benefits realized from such actions, in each case within the 12 month period following the consummation thereof and such amounts are reasonably identifiable and factually supportable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, provided that aggregate amount added back pursuant to this clause (vii) shall not exceed 20% of EBITDA for such period,
(viii)    to the extent incurred on or prior to June 30, 2023, litigation expense (net of insurance proceeds received with respect thereto), costs associated with the restatement of Borrower’s financial statements, costs associated with implemented new financial controls, and one-time signing bonuses for the new management team and investment banking fees; provided that the amount added back pursuant to this clause (viii) shall not exceed $2,000,000 in the aggregate for all periods following December 31, 2020,
(ix)    the proceeds of any business interruption insurance received during such period or expected to be received in respect of such period; provided that if any such amount is not received within 12 months from such period, EBITDA shall be reduced for such subsequent period by the amount not actually received,
(x)    costs, fees, and expenses contractually agreed to be reimbursed by third parties within a 12-month period; provided that if such costs, fees, and expenses are not reimbursed within such period, EBITDA shall be reduced for such subsequent period by the amount not actually received,
(xi)    losses, costs and expenses incurred in connection with any foreign currency hedging transaction or currency fluctuations;
(xii)    costs, fees, charges and expenses incurred prior to December 31, 2022 in connection with the TSM Transactions in an amount not to exceed $2,500,000; minus
(c) without duplication and to the extent included in Net Income, the sum of the following: (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

(b)Section 1.01 of the Credit Agreement is hereby further amended by adding the following definitions in the appropriate alphabetical order:
“TSM Transactions” means the transactions and the other agreements contemplated by that certain Equity Purchase Agreement dated as of December 1, 2022, among the Borrower, T.W. Vending Inc., Tim Westby and Todd Westby.
3.No Default. The Borrower hereby acknowledges and agrees that after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
4.Conditions Precedent. This Amendment shall not be effective until each of the following conditions precedent are satisfied:
(a)The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, this Amendment, duly authorized and executed by the Borrower, the Loan Parties, the Administrative Agent and each of the Lenders;
(b)after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein; and
(c)the Borrower shall have paid to the Administrative Agent, for the account of the Lenders, an amendment fee equal to $59,437.50 as of the date hereof in consideration of the Lenders’ execution and delivery of this Amendment.
5.Effect on Loan Documents. As amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed by the Borrower in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents. Each Loan Guarantor hereby acknowledges and agrees that, after giving effect to this Amendment, all of its obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended or otherwise modified by this Amendment, are reaffirmed and remain in full force and effect. After giving effect to this Amendment, each Loan Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement, and shall continue to secure the Obligations (after giving effect to this Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.
6.No Novation; Entire Agreement. This Amendment is not a novation or discharge of the obligations of the Borrower or any other Loan Party under the Credit Agreement and the other Loan Documents. There are no other understandings, express or implied, among the Loan Parties, the Administrative Agent and the Lenders regarding the subject matter hereof or thereof.
7.Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York.
8.Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto agrees that Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment shall have the same legal effect, validity and enforceability as any paper original.
9.Construction. This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement. Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement, to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.
10.Headings. Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

CANTALOUPE, INC., as Borrower

By:_/s/ Scott Stewart___________________
Name: Scott Stewart
Title: Chief Financial Officer

Loan Guarantors:

USAT CAPITAL CORP, LLC

By:_/s/ Ravi Venkatesan___________________
Name: Ravi Venkatesan
Title: President of Sole Member

CANTALOUPE SYSTEMS, INC.

By:_/s/ Ravi Venkatesan___________________
Name: Ravi Venkatesan
Title: President

STITCH NETWORKS CORPORATION

By:_/s/ Scott Stewart____________________
Name: Scott Stewart
Title: Treasurer

CANTALOUPE INTERNATIONAL, INC.

By:_/s/ Scott Stewart____________________
Name: Scott Stewart
Title: Treasurer

JPMORGAN CHASE BANK, N.A., individually,
and as Administrative Agent, Lender, Swingline Lender and Issuing Bank

By: _/s/ Alec Pillar____________________
Name: Alec Pillar
Title: Authorized Officer